Exhibit 99.1

Syntel Reports Second Quarter 2015 Financial Results

Highlights:

•	Q2 revenue of $239.8M, up 5% from year-ago quarter and 9% sequentially

•	Q2 EPS of $0.72 per diluted share, up 2% from year-ago quarter, and 51% sequentially

•	Q2 cash & short term investments of $929.7M

•	Global Headcount of 23,006 on June 30, 2015, down 5% versus prior year

TROY, Mich. – July 23, 2015 – Syntel, Inc. (Nasdaq:SYNT), a global provider of digital transformation, information technology and knowledge process services to Global 2000 companies, today announced financial results for the second quarter, ended June 30, 2015.

Second Quarter Financial Highlights

Syntel’s revenue for the second quarter rose to $239.8 million from $228.2 million in the prior-year period and $220.6 million in the first quarter of 2015. During the second quarter, Banking and Financial Services accounted for 48.3 percent of total revenue, with Retail, Logistics and Telecom at 16.6 percent, Healthcare and Life Sciences at 16.4 percent, Insurance at 14.6 percent, and Manufacturing at 4.1 percent.

The Company’s gross margin was 38 percent in the second quarter, compared to 39.2 percent in the prior-year period and 35.7 percent in the first quarter of 2015. Selling, General and Administrative (SG&A) expenses were 9.1 percent of revenue in the second quarter, compared to 11.5 percent in the prior-year period and 16 percent in the previous quarter.

The second quarter income from operations was 28.9 percent of revenue as compared to 27.7 percent in the prior-year period and 19.7 percent in the first quarter. The sequential rise in operating margin during the second quarter primarily reflects higher revenue and utilization and the impact of currency-related balance sheet translations.

Net income for the second quarter was $60.6 million or $0.72 per diluted share, compared to $59.3 million or $0.71 per diluted share in the prior-year period and net income of $40 million or $0.48 per diluted share in the first quarter of 2015.

During Q2, Syntel spent $5.7 million in CAPEX, largely in support of campus infrastructure, and finished the quarter with cash and short-term investments of $929.7 million. The Company ended the quarter with 23,006 employees globally.

Operational Highlights

“We executed well during the second quarter, regaining momentum across many of our industry groups,” said Syntel CEO and President Nitin Rakesh. “Digital initiatives remained a high priority this quarter as customers sought to build competitive advantage and these projects started to ramp.”

“Strong execution is evident in our Healthcare and Life Sciences industry group, which grew both sequentially and year on year despite some difficult year ago comparisons,” said Rakesh. “I am pleased to see positive early returns on the investments we’ve made to broaden our capabilities in the payer and provider segments.”

“Our ability to provide innovative solutions in response to rapid changes in our customers’ businesses has been critical in strengthening these relationships and driving our growth. We remain committed to providing high-value solutions that address our clients’ most pressing needs and look forward to supporting their long-term success.”

2015 Guidance

Based on current visibility levels and an exchange rate assumption of 63.50 Indian rupees to the dollar, the Company currently expects 2015 revenue of $985 million to $1,005 million and EPS in the range of $2.70 to $2.85.

Syntel to Host Conference Call

Syntel will discuss its second quarter 2015 results today on a conference call at 10:00 a.m. (EDT). To listen to the call, please dial (877) 837-3915 in the US/Canada or (973) 638-3495 internationally. The call will also be broadcast live via the Internet at Syntel’s web site: investor.syntelinc.com. Please access the site at least 15 minutes prior to the call to register and download any necessary software. A replay will be available until July 30, 2015 by dialing (855) 859-2056 and entering “71931291”. International callers may dial (404) 537-3406 and enter the same pass code.

About Syntel

Syntel (Nasdaq: SYNT) is a global provider of digital transformation, information technology and knowledge process services to Global 2000 companies. Syntel’s mission is to create new opportunities for clients by harnessing our passion, talent and innovation. We combine technology expertise, industry knowledge and a global delivery model to drive business value creation. Syntel’s “Customer for Life” philosophy drives our relentless focus to build long-term, collaborative client partnerships. To learn more, visit us at: www.syntelinc.com

Safe Harbor Provision

This news release may include forward-looking statements, including those with respect to the future level of business for Syntel, Inc. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 or from other factors not currently anticipated.

Contacts:

North America/Europe: Jon Luebke, Syntel, 248/619-3503, jon_luebke@syntelinc.com

Asia/Pacific: Sikta Samantaray, +91 9167512186, sikta_samantaray@syntelinc.com

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SYNTEL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2015	2014	2015	2014
Net revenues	$239,797	$228,250	$460,396	$447,773
Cost of revenues	148,704	138,702	290,489	262,202

Gross profit	91,093	89,548	169,907	185,571
Selling, general and administrative expenses	21,728	26,321	57,110	58,542

Income from operations	69,365	63,227	112,797	127,029
Other income , net	9,887	12,175	19,225	23,960

Income before provision for income taxes	79,252	75,402	132,022	150,989
Income tax expense	18,673	16,118	31,422	33,557

Net income	$60,579	$59,284	$100,600	$117,432

Other Comprehensive Income

Foreign currency translation adjustments	$(16,546)	$(7,004)	$(5,920)	$17,843
Gains on derivatives:
Gains arising during period on net investment hedges	—	—	—	724

Unrealized gains on securities:
Unrealized holding gains arising during period	2,413	2,889	5,178	5,272
Reclassification adjustment for gains included in net income	(1,712)	(1,541)	(2,905)	(3,054)

	701	1,348	2,273	2,218

Defined benefit pension plans:
Net Profit (Loss) arising during period	—	(1)	—	—
Amortization of prior service cost included in net periodic pension cost	34	9	59	10

	34	8	59	10

Other comprehensive income (Loss), before tax	(15,811)	(5,648)	(3,588)	20,795
Income tax benefit (expenses) related to Other Comprehensive Income (loss)	(547)	327	(1,033)	74

Other comprehensive income (Loss), net of tax	(16,358)	(5,321)	(4,621)	20,869

Comprehensive Income	$44,221	$53,963	$95,979	$138,301

EARNINGS PER SHARE:
Basic	$0.72	$0.71	$1.20	$1.40
Diluted	$0.72	$0.71	$1.20	$1.40

Weighted average common shares outstanding:
Basic	83,936	83,730	83,922	83,704

Diluted	84,135	83,916	84,131	83,930

SYNTEL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	(Unaudited) June 30, 2015	(Audited) December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$489,883	$197,708
Short term investments	439,816	669,353
Accounts receivable, net of allowance for doubtful accounts of $632 at June 30, 2015 and $703 at December 31, 2014, respectively	115,543	111,993
Revenue earned in excess of billings	33,702	27,493
Deferred income taxes and other current assets	63,275	56,930

Total current assets	1,142,219	1,063,477
Property and equipment	218,971	210,206
Less accumulated depreciation and amortization	108,167	101,155

Property and equipment, net	110,804	109,051
Goodwill	906	906
Non current Term Deposits with Banks	90	105
Deferred income taxes and other non current assets	64,847	50,476

TOTAL ASSETS	$1,318,866	$1,224,015

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Accrued payroll and related costs	$49,016	$60,765
Income taxes payable	30,050	23,781
Accounts payable and other current liabilities	38,406	33,573
Deferred revenue	2,919	3,266
Loans and borrowings	134,475	8,852

Total current liabilities	254,866	130,237
Other non current liabilities	16,482	16,198
Non Current loans and borrowings	—	129,750

TOTAL LIABILITIES	271,348	276,185

SHAREHOLDERS’ EQUITY
Total shareholders’ equity	1,047,518	947,830

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,318,866	$1,224,015